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                                                                 Exhibit 2(k)(v)

                             AGREEMENT OF AMENDMENT

                                                    Dated as of October 20, 2000

     Reference is made to that certain Revolving Credit and Security Agreement dated as of October 23, 1998 (as from time to time amended, the "Credit Agreement") among Managed High Yield Plus Fund Inc. (the "Borrower"), Corporate Receivables Corporation, Citibank, N.A. and Citicorp North America, Inc., as agent (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

     The parties hereto agree that, effective as of the date hereof, the definition of the term "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "October 20, 2000" set forth therein with the date "October 19, 2001".

     The parties hereto agree that, effective as of the date hereof, the definition of the term "Industry Class" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the words "Credit Suisse First Boston High Yield Index" set forth therein with the words "Salomon Smith Barney High Yield Index".

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     THIS AGREEMENT OF AMENDMENT SHALL BE GOB BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF TIE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

CITICORP NORTH AMERICA, INC.,                 CITIBANK, N.A.
as Agent                                      as secondary lender


By: Frank Forrester                           By: Frank Forrester
    -----------------------                       -----------------------
       Name: Frank Forrester                        Name: Frank Forrester
       Title: Vice President                        Title: Vice President


CORPORATE RECEIVABLES CORPORATION             MANAGED HIGH YIELD PLUS
By:  Citicorp North America, Inc.,            FUND INC., as Borrower
     its Managing Agent


By: Frank Forrester                           By: /s/ Paul H. Schubert
    -----------------------                       -----------------------
       Name: Frank Forrester                         Name: Paul H. Schubert
       Title: Vice President                         Title: Vice President